Exhibit 5

LEGAL OPINION

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
www.dlapiper.com

T 919.786.2000
F 919.786.2200

September 22, 2008

Board of Directors

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We serve as counsel to Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to 375,000,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”), pursuant to the Registration Statement on Form S-11 (No. 333-144414) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(1) The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

(2) The Articles of Amendment and Restatement of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(3) The Form of Articles of Amendment of the Company, as filed as Exhibit 3.2 to pre-effective amendment no. 2 to the Registration Statement (the “Proposed Charter Amendment”)

(4) The Amended and Restated Bylaws of the Company, as amended by Amendment No. 1 to the Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

(5) Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

(6) A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

September 22, 2008

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6. A certificate executed by Douglas P. Williams, Executive Vice President, Treasurer and Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

A. The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinion expressed herein.

B. The Proposed Charter Amendment will be properly filed with the SDAT and made effective under the Maryland General Corporation Law prior to the time the Registration Statement is declared effective by the SEC.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

September 22, 2008

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)